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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                              November 27, 1996
                    ------------------------------------
                               Date of Report
                      (Date of Earliest Event Reported)


                                   TOPRO, INC.
     -----------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Colorado                      0-19167                  84-1042227
-------------------------------   ---------------         --------------------
(State or other jurisdiction of     (Commission            (I.R.S. Employer
 incorporation or organization)       File No.)              I. D. Number)


2525 West Evans Avenue, Denver, Colorado                               80219
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(Address of principal executive offices)                             (zip code)

                                (303) 935-1221
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              (Registrant's telephone number, including area code)

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ITEM 5.       OTHER EVENTS.

       Information concerning the Company's royalty interest in Direct Measurement Corporation products and other events is incorporated by reference from the Company's Press Release dated December 13, 1996, which is filed as
Exhibit 20.1 hereto.

       On November 27, 1996, the company closed a private offering of 692,500 shares of its Common Stock to institutional and accredited investors. Net proceeds to the company after legal, broker fees netted the Company approximately $970,000. Proceeds will be used for working capital and repayment of short term debt. The purchasers of the Shares were granted certain registration rights with respect to the Shares. If the Company fails to have a registration statement registering the Shares effective by February 1, 1997 the holders of the shares will be issued warrants to purchase one share of common stock for every ten shares purchased in this offering. The penalty warrants will be exercisable for two years from the date of issuance at a price equal to the average closing bid price of the common stock for the five business days prior to the issuance dates. The Company plans to use the net proceeds of the offering for working capital and reduction of short-term debt.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (a)    Not applicable

       (b)    Not applicable

       (c)    Exhibits.  The following exhibits are filed with this Report:

              20.1   Press Release dated December 13, 1996
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                                   SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   Topro, Inc.

Date: December 13, 1996            By:   /s/ John Jenkins
     ------------------               -------------------------------------
                                         John  Jenkins
                                         President and CEO






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                              INDEX TO EXHIBITS



EXHIBIT
NUMBER            DESCRIPTION
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
 20.1             Press Release dated December 13, 1996
